UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2013

LOTON, CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167219	98-0657263
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2013, the Company entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue 400,000 shares of its common stock for an aggregate purchase price of $400,000. The transaction closed on October 7, 2013. The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering. This description of terms and conditions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stock Purchase Agreement, which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the current quarter.

On October 8, 2013, the Company entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue 1,000,000 shares of its common stock for an aggregate purchase price of $1,000,000. The transaction has not yet closed. The securities will be issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering. This description of terms and conditions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stock Purchase Agreement, which will be filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the current quarter.

On October 30, 2013, the Company entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue 300,000 shares of its common stock for an aggregate purchase price of $300,000. The transaction closed on October 30, 2013. The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering. This description of terms and conditions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stock Purchase Agreement, which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the current quarter.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Barry Regenstein as Interim Chief Financial Officer.  On October 1, 2013, Loton, Corp. a Delaware corporation (the “Company”), appointed Barry Regenstein Interim Chief Financial Officer and entered into an employment agreement with Mr. Regenstein.

Mr. Regenstein, 56, most recently served as President and Chief Financial Officer of Command Security Corporation (NYSE MKT: MOC), a provider of uniformed security officers and aviation security services to commercial, financial, industrial, aviation and governmental customers throughout the United States from 2004 to 2013. Previously, he was Senior Vice President and Chief Financial Officer for GlobeGround North America, a provider of ground handling services to airlines and airports in the US and Canada from 2001 to 2003. Mr. Regenstein also served as Vice President and Chief Financial Officer of GlobeGround North America LLC from 1997 to 2001 and was employed in various executive capacities with GlobeGround North America LLC since 1982. Mr. Regenstein has financial and operational experience in the aviation, business services, security, transportation and technology industries. He is a Certified Public Accountant and a graduate of the University of Maryland, and he earned a Master’s degree in Taxation from Long Island University.

Mr. Regenstein’s employment agreement provides for a two-month term, renewable on a month-to-month basis unless terminated by either party thereto, a monthly salary of $25,000, and a discretionary bonus to be agreed upon by the Company and Mr. Regenstein.

On October 1, 2013, the Company also entered into an Advisory Board Agreement (“Advisory Agreement”) with Mr. Regenstein that would extend beyond the term of Mr. Regenstein’s employment. Pursuant to the Advisory Agreement, the Mr. Regenstein agreed to provide advisory services to the Board and officers of the Company on various business matters for one (1) year in exchange for 100,000 shares of restricted common stock of the Company. The restricted shares will be vested after one (1) year, with a one (1) year lock-up period after vesting. The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

The foregoing is a summary of the material terms of Mr. Regenstein’s employment agreement and advisory board agreement and does not purport to be a complete description of the terms thereof. Accordingly, the foregoing description is qualified in its entirety by reference to the full text of Mr. Regenstein’s Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference and Advisory Board Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.

A copy of the press release issued on October 1, 2013 regarding Mr. Regenstein’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Employment Agreement, effective as of October 1, 2013, by and between Barry Regenstein and Loton, Corp.

10.2	Advisory Board Agreement, effective as of October 1, 2013, by and between Barry Regenstein and Loton, Corp.

99.1	Press Release, dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTON, CORP.

Dated: November 6, 2013	By:	/s/ Robert S. Ellin
Robert S. Ellin
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement effective as of October 1, 2013 between Barry Regenstein and Loton, Corp.
10.2	Advisory Board Agreement, effective as of October 1, 2013, by and between Barry Regenstein and Loton, Corp.
99.1	Press Release, dated October 1, 2013